UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 14, 2013

Trulia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35650	20-2958261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 New Montgomery Street, Suite 300

San Francisco, California 94105

(Address of principal executive offices, including zip code)

(415) 648-4358

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 29, 2013, Trulia, Inc. (the “Company”) issued a press release announcing financial results for the third quarter ended September 30, 2013 (the “Press Release”). The Press Release reported GAAP net income of $7.0 million, or $0.20 per share, for the quarter ended September 30, 2013, and GAAP net income of $2.6 million, or $0.08 per share, for the nine months ended September 30, 2013.

As previously reported, during the quarter ended September 30, 2013, the Company completed its acquisition of Market Leader, Inc. (“Market Leader”). In the transaction, the Company acquired net deferred tax liabilities of Market Leader. The assumption of these net deferred tax liabilities led the Company to release a portion of its valuation allowance for deferred tax assets as of September 30, 2013, resulting in an income tax benefit that was reported in the Press Release.

Following the Press Release, the Company completed further review of the net deferred tax liabilities assumed from Market Leader. In accordance with the accounting guidance for business combinations, the Company updated the purchase price allocation attributed to these assumed deferred tax assets and liabilities, resulting in a decrease of $9.2 million to the net deferred tax liabilities assumed. As a result of the decrease to net deferred tax liabilities, the Company revised the release of its valuation allowance for deferred tax assets as of September 30, 2013, which in turn reduced the income tax benefit previously presented in the the Press Release by $9.2 million.

As a result of this non-cash purchase accounting update to the income tax benefit previously reported in the Press Release, the Company is now reporting a GAAP net loss of $2.2 million, or $0.06 per share, for the quarter ended September 30, 2013, and GAAP net loss of $6.6 million, or $0.21 per share, for the nine months ended September 30, 2013.

This update has no impact to non-GAAP Adjusted EBITDA, pre-tax GAAP operating results or the statements of cash flows for the quarter ended September 30, 2013, or the nine months ended September 30, 2013 as reported in the Press Release. This update also does not impact Trulia’s key business metrics or its outlook for the fourth quarter of 2013 as reported in the Press Release.

The Company’s unaudited condensed consolidated statements of operations, condensed balance sheets and statements of cash flows, including reconciliations between GAAP and non-GAAP financial measures and reconciliations to pro-forma net loss and Adjusted EBITDA assuming a full quarter contribution from Market Leader, are attached as Exhibit 99.1. These financial statements should be read in conjunction with the unaudited consolidated financial statements and notes set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2013, when available.

The information in this Item 2.02 of Form 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Revised unaudited condensed consolidated statements of operations, condensed balance sheets and statements of cash flows of Trulia, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULIA, INC.

By:	/s/ Peter Flint
Peter Flint Chief Executive Officer

Date: November 14, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Revised unaudited condensed consolidated statements of operations, condensed balance sheets and statements of cash flows of Trulia, Inc.